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                                                                   EXHIBIT 3.115
                                                                       EXHIBIT B


                              AMENDED AND RESTATED    (as of September 10, 1990)

                                    BY-LAWS

                                       OF

                                  SELTEL INC.

                                    OFFICES

     1. The principal office shall be in The County of Hartford, State of Connecticut or such other place as the Board of Directors shall from time to time designate. The corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the corporation may require.

                                      SEAL

     2. The seal of the corporation shall be circular in form and contain the name of the corporation, the state of incorporation and the word "Seal."

                             SHAREHOLDER'S MEETINGS

     3. All meetings of the shareholders shall be held at the principal office of the corporation in Connecticut or at such other place or places, within or without the state, as shall be fixed by the directors of the President or Secretary and specified in the notice of the meeting.

     4. The annual meeting of shareholders for the election of directors and the transaction of such other business as may come before the shareholders for action shall be held each year, on the date designated by the directors, or if not so designated, during the second week in September. Upon a failure to hold an annual meeting at the designated time, a substitute annual meeting may be called in the same manner as a special meeting, or as allowed by the law of the state of incorporation.

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     If the annual meeting date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. All meetings of shareholders shall be presided over by the President, or a Vice-President, if present.

     5. The holders of a majority of the voting power of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise required by law, or by the Certificate of Incorporation or any amendment thereto, or by these by-laws. The shareholders present at a duly held meeting at which a quorum is present may continue to do business as long as a quorum is present.

     6. Except as otherwise required by law, by the Certificate of Incorporation, or by these by-laws, the affirmative vote, at a meeting of shareholders duly held and at which a quorum is present, of a majority of the voting power of shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the shareholders.

     In any matter concerning the vote, election and/or appointment by the shareholders, such vote, election and/or appointment shall be made only by the holders of the shares entitled to vote.

     7. At each meeting of the shareholders each shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by instrument executed in writing by such shareholder, or by his duly authorized attorney, but no proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein the length of the time it is to continue in force. Except
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for proxies which are irrevocable and qualified as such under the law of the state of incorporation, no proxy shall be valid after ten years from its date of execution.

     8. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors. Upon the written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at such meeting, the President shall call a special shareholders' meeting for the purposes specified in such request and cause notice thereof to be given. If the President shall not, within fifteen (15) days after the receipt of such shareholders' request, so call such meeting, such shareholders may call the same.

     9. Shareholders shall receive not less than seven (7) nor more than fifty
(50) days' notice of any meetings of shareholders.

    10. Any action required to be taken at a meeting of shareholders, may be taken without a meeting by the consent in writing, setting forth the action so taken or to be taken, signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.


                                   DIRECTORS

    11. The business, property and affairs of the corporation shall be managed by its Board of Directors, who need not be shareholders. Each director shall hold office for a term of one (1) year and until his successor is elected and qualifies or until his prior death, resignation or removal. The entire Board of Directors shall consist of not more than five nor less than three directors except that where all the issued and outstanding shares


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are owned beneficially and of record by less than three shareholders, the number may be less than three but not less than the number of shareholders. The directors shall be elected at the annual meeting of shareholders or, if no such election shall be held, at a meeting called and held in accordance with the provisions of the laws of the State of Delaware. The Board of Directors or the Shareholders may elect a member of the Board to be Chairman or members to be Co-Chairmen of the Board of Directors. The Chairman or a Co-Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. The Chairman or any Co-Chairman shall have all of the powers of the President.

     12. Any directors elected or appointed by the shareholders or by the Board of Directors may be removed at any time with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of stock at the time having full voting power.

     13. Regular meetings of the Board may be held without notice at such time and place within or without the State as shall from time to time be designated by a majority of the Board.

     14. Special meetings of the Board may be called by the President or a Vice-President or any two directors and may be held at the time and place designated in the call and notice of the meeting. The Secretary or other officer performing his duties shall give notice either personally or by mail or telegram at least two days before the meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present waive notice either before or after the meeting.

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     15.  At all meetings of the Board a majority of the number of directorships at the time shall constitute a quorum for the transaction of business except as may be otherwise specifically required by law or by the Certificate of Incorporation or by these by-laws. At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares he may hold. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board, except as otherwise required by law, by the Certificate of Incorporation, or these by-laws.

          A director may participate in a meeting of the Board by means of a conference telephone or other communication equipment which would enable all the directors participating in the meeting to hear one another and such arrangement shall be the equivalent of personal presence at such meeting of the director or directors using such communication device.

     16. Directors, as such, shall not receive any stated salary for their services, but by resolution of a majority of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation thereof.

     17. The Board of Directors, by resolution adopted by a majority of the Board, may designate from its members an Executive Committee or other committee or committees, each consisting of two or more members, with such powers and authority as may be provided in said resolution.

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     18.  Any action required or permitted to be taken at any meeting of the
Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                    OFFICERS

     19. The Board of Directors shall appoint a President, a Treasurer and a Secretary and, at any regular or special meeting, may appoint such other officers and agents as it shall deem necessary, including, but without limiting the generality of the foregoing, a Chief Executive Officer, one or more Vice Presidents or Executive Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, each of which said appointees shall hold his office for such terms and shall exercise such powers and perform such duties, including the powers and duties of any other officer if so delegated to him, as shall be determined from time to time by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     20. The President, the Treasurer and the Secretary of the corporation shall each respectively hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of shareholders and until their respective successors are chosen and qualify in their stead.

     21. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any other employee of the corporation may be removed at any time with or without cause, either (a) by a vote of a majority of the directors present at any meeting of the Board at which a quorum is present or (b) by any superior

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officer upon whom such power of removal may be conferred by the by-laws or by resolution of the Board of Directors.

                          THE CHIEF EXECUTIVE OFFICER

     22. The Chief Executive Officer shall have the same powers as the President and shall have overall supervisory powers in overseeing the business and affairs of the corporation.

                                 THE PRESIDENT

     23. (a) The President shall have general supervision, direction and control of the business and affairs of the company, and shall preside at all meetings of the shareholders, and shall have such other duties as required by law, by the Certificate of Incorporation, or by these by-laws.

         (b) He shall be the Chairman of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

                                 VICE PRESIDENT

     24. During the absence or incapacity of the President, the Executive Vice President or Vice President in order of seniority of election shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President and shall perform such duties and functions as the Board may prescribe.
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                                 THE SECRETARY

     25. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and all standing committees and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duty. Any records kept by him shall be the property of the corporation and shall be restored to the corporation in case of his death, resignation, retirement or removal from office. He shall be the custodian of the seal of the corporation, the stock ledger, stock certificate book and minute book of the corporation and its committees, and other formal records and documents relating to the corporate affairs of the company.

                                 THE TREASURER

     26. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         (b) He shall have the authority to, make, sign, and endorse in the name of the corporation all checks, drafts, notes, and other orders for the payment of money, and disburse the funds of the corporation in such manner
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as may be ordered by the President or the Board, taking proper vouchers for such disbursements and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         (c) He shall give the corporation a bond, if required by the Board of Directors, in such sum, and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   VACANCIES

     27. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal or otherwise, the directors then in office, although they may be less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except that an increase in the number of directors by amendment of the by-laws shall not be deemed to have created a vacancy or vacancies which the directors then in office may fill, and such vacancy shall be filled for the unexpired term at a meeting of shareholders.
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                   CHECKS, NOTES, BONDS AND OTHER INSTRUMENTS

     28. All checks or demands for money and notes of the corporation shall be signed by such officer or officers of the corporation as may from time to time be so authorized and empowered by these by-laws or by resolution of the Board. Contracts shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President, except as otherwise authorized by vote or unanimous consent of the Board of Directors of the Corporation.

                                  FISCAL YEAR

     29. The fiscal year shall be such fiscal year as the Board of Directors may determine.

                                   DIVIDENDS

     30. The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the corporation.
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                                    NOTICES

     31. Whenever under the provisions of the by-laws notice is required to be given to any director, officer or shareholder, it shall not be construed to require personal notice, but such notice may be given in writing by mail, by depositing a copy of the same in a post office, letter box, or mail chute, maintained by the Post Office Department, in a postpaid sealed wrapper, addressed to such shareholder, officer or director at his last known post office address.

         A shareholder, director or officer may waive any notice required to be given to him under these by-laws.

                                   AMENDMENTS

     32. These by-laws may be altered, amended, repealed or new by-laws may be substituted, added or adopted either (a) by the affirmative vote of shareholders holding a majority of the stock issued and outstanding and entitled to vote at any annual or special meeting of the shareholders in respect of which written notice of such proposed action shall have been given in the call for such meeting, or (b) by resolution duly adopted by a majority of the Board at a special meeting called for such purpose.